Exhibit 32

                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of PCS Edventures!.com, Inc. (the "Company") on Form 10-KSB for the period ending March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Anthony A. Maher, President and Christina M. Vaughn, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: 06/29/2006                      By:/s/Anthony A. Maher
      ----------                         ------------------------------------
                                         Anthony A. Maher
                                         Chief Executive Officer, President,
                                         And Chairman of the Board


Date: 06/29/2006                      By:/s/Christina M. Vaughn
      ----------                         ------------------------------------
                                         Christina M. Vaughn
                                         Chief Financial Officer, Chief
                                         Accounting Officer, and Vice
                                         President